Exhibit 3.01
                                                                    ------------

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

Agreement and Plan of Merger and Reorganization dated September , 2001 by and between Boulder Brewing Company, a Colorado corporation ("Boulder-Colorado"), and Boulder Acquisitions, Inc., a Nevada corporation ("Boulder-Nevada") (hereinafter, Boulder-Colorado and Boulder-Nevada being called the "Constituent Corporations").

                                    WHEREAS:

5. The Board of Directors of Boulder-Colorado and Boulder-Nevada have resolved that Boulder-Colorado be merged (hereinafter called the "merger") under and pursuant to the Nevada Statutes Revised and the Colorado Business Corporation Act into a single corporation existing under the laws of the State of Nevada, to wit, Boulder-Nevada, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

6. The authorized capital stock of Boulder-Colorado consists of 160,000,000 shares of capital stock with a par value of $.001 per share (hereinafter called "Boulder-Colorado Stock") 118,953,529 shares of which are issued and outstanding;

7. The authorized capital stock of Boulder-Nevada consists of 100,000,000 shares of capital stock with a par value of $.001 per share (hereinafter called "Boulder-Nevada Stock") 1,000 shares of which are issued and outstanding;

8. The respective Boards of Directors of Boulder-Colorado and Boulder-Nevada have approved the Merger upon the terms and conditions hereinafter set forth and have approved this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree, in accordance with the Nevada Revised Statutes and the Colorado Business
Corporation Act, that Boulder-Colorado shall be, at the Effective Date (as hereinafter defined), merged into a single corporation existing under the laws of the State of Nevada, to wit, Boulder-Nevada, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.  SHAREHOLDERS' CONSENTS; FILINGS; EFFECTS OF MERGER

     1) Action by Shareholders of Boulder-Colorado. Boulder-Colorado shall obtain the consent of its shareholders, in accordance with the Colorado Business Corporation Act, at the earliest practicable date, which written consent shall, among other matters, adopt and ratify this Agreement.

     2) Action by Boulder-Colorado as Sole Shareholder of Boulder-Nevada. At the earliest practicable date, Boulder-Colorado, as the sole shareholder of Boulder-Nevada, shall adopt this Agreement in accordance with the Nevada Revised Statutes.

     3) Filing of Articles of Merger, Effective Date. If (a) this Agreement is adopted by the shareholders of Boulder- Colorado, in accordance with the Colorado Business Corporation Act, (b) this Agreement has been adopted by Boulder-Colorado as the sole shareholder of Boulder-Nevada, in accordance with the Nevada Revised Statutes, and (c) this Agreement is not thereafter, and has not theretofore been terminated or abandoned as permitted by the provisions hereof, then an Articles of Merger shall be filed and recorded in accordance with the Nevada Revised Statutes and an Articles of Merger shall be filed and recorded in accordance with the Colorado Business Corporation Act. Such filings shall be made on the same day. The Merger shall become effective at 9:00 A.M. on the calendar day following the day of such filing in Nevada, which date and time is herein referred to as the "Effective Date."

     4) Certain Effects of Merger. On the Effective Date, the separate existence of Boulder-Colorado shall cease, and Boulder-Colorado shall be merged into Boulder-Nevada which, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to such Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Colorado, Nevada or any other jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of Boulder-Colorado, or the corresponding officers of the Surviving Corporation may, in the name of Boulder-Colorado, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of the Constituent Corporations property, rights, privileges, powers, franchises, immunities and interests and otherwise to carry out the purposes of this Agreement.

II.  NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION; BYLAWS;

     2.1 Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Date shall be Boulder Acquisitions, Inc.

     2.2 Articles of Incorporation. The Articles of Incorporation of Boulder-Nevada as in effect on the date hereof, shall, from and after the Effective Date, be and continue to be the Articles of Incorporation of the Surviving Corporation, until changed or amended as provided by law.

     2.3 Bylaws. The Bylaws of Boulder-Nevada, as in effect immediately before the Effective Date shall, from and after the Effective Date, be and continue to be the Bylaws of the Surviving Corporation, until amended as provided therein.

III  STATUS AND CONVERSION OF SECURITIES

     3.1 Boulder-Colorado Stock. Each share of Boulder-Colorado Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one (1) fully paid share of Boulder-Nevada Stock.

     3.2 Boulder-Nevada Stock held by Boulder-Colorado. All issued and outstanding shares of Boulder-Nevada Stock held by Boulder-Colorado immediately before the Effective Date shall, by virtue of the Merger and at the Effective Date, cease to exist and the certificate(s) representing such shares shall be canceled.

     3.3 Surrender of Certificates. After the Effective Date, certificates evidencing outstanding shares of Boulder- Colorado Stock shall evidence the right of the holder thereof to receive a certificate(s) for shares of Boulder- Nevada Stock as aforesaid. Holders of certificates representing shares of Boulder-Colorado Stock, upon surrender of such certificates to the transfer agent of the Boulder-Nevada Stock to effect the exchange of certificates, shall be entitled to receive, upon such surrender, a certificate or certificates representing a like number of shares of Boulder-Nevada Stock. Until so surrendered, outstanding certificates for shares of

          Boulder-Colorado Stock shall be deemed for all corporate purposes, including voting rights, subject to the further provisions of this
          Article 3, to evidence the ownership of the shares of Boulder-Nevada Stock into which such shares of Boulder-Colorado Stock have been so converted. No dividends or distributions will be paid to the person entitled to receive certificates for shares of Boulder-Nevada Stock pursuant hereto until such person shall have surrendered his Boulder-Colorado Stock certificates; but there shall be paid to the record holder of such certificate, with respect to the number of shares of Boulder-Nevada Stock issued in exchange therefor (i) upon such surrender, the amount of any dividends or distributions with a record date after the Effective Date and before surrender which shall have become payable thereon since the Effective Date, without interest; and (ii) after such surrender, the amount of any dividends thereon with a record date after the Effective Date and before surrender and the payment date of which shall be after surrender, such amount to be paid on such payment date. If any certificate for shares of Boulder-Nevada Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Boulder- Nevada Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the transfer agent that such tax has been paid or is not payable. At the Effective Date of the Merger, all shares of Boulder-Colorado Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

IV.  MISCELLANEOUS

     4.1 This Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger and Plan of Merger and Reorganization by the mutual agreement of the Board of Directors of the Constituent Corporations abandoning this Agreement of Merger and Plan of Merger and Reorganization.

     4.2 On and after the Effective Date of the Merger, the officers and directors of Boulder-Nevada shall remain in such positions until their earlier resignation or removal.

     4.3 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger and Plan of Merger and Reorganization, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

IN WITNESS WHEREOF, this Agreement has been executed by Boulder Brewing Company, a Colorado corporation, and Boulder Acquisitions, Inc., a Nevada corporation, all on the date first above written.

Boulder Acquisitions, Inc.
(a Nevada corporation)

/S/  Glenn A. Little
- --------------------------
Glenn A. Little, President

Boulder Brewing Company
(a Colorado corporation)

/S/  Glenn A. Little
- --------------------------
Glenn A. Little, President

Dissenter's rights
- ------------------

Part I - Right of Dissent - Payment for Shares

7-113-101 - Definitions.-For purposes of this article:

     (1) " Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporation action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7/113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C. R. S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-133-102 - Right To Dissent

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party if:

               Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111- 104 or by the articles of incorporation; or

               The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

          (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

          (d) consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (1.3)A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

          The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

          The  record  date  fixed  under   section   7-107-104   to   determine
          shareholders entitled to sign writings consenting to the corporate action; or

          The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8)The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

          Shares of the corporation surviving the consummation of the plan of merger or share exchange;

          Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

          Cash in lieu of fractional shares; or

          Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2.5)A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4)  A  shareholder   entitled  to  dissent  and  obtain  payment  for  the
          shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect tot he shareholder or the corporation.

7-113-103 - Dissent by Nominees and Beneficial Owners

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if;

          The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all the shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.


Part II - Procedure for Exercise of Dissenters' Rights
- ------------------------------------------------------

7-113-201 - Notice of Dissenters' Rights

     (1)  If a proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholders' shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

     (2)  If a proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-101-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholders' shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

7-113-202 - Notice of Intent to Demand Payment

     (1)  If a proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

          Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

          Not vote the share in favor of the proposed corporate action.

     (2)  If a proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203 - Dissenters' Notice

     (1)  If a proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall: State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

          State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

          Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

          Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

          State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

          Be accompanied by a copy of this article.

7-113-204 - Procedure to Demand Payment

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

          Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2)(d), duly completed, or may be stated in another writing and;

          Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205 - Uncertificated Shares

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206 - Payment

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-1-2 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

          The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

          A statement of the corporation's estimate of the fair value of the shares;

          An explanation of how the interest was calculated;

          A statement of the dissenter's right to demand payment under section 7-113-209; and

          A copy of this article.

7-113-207 - Failure to take Action

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of section 7-113-204 to 7-113-209 shall again be applicable.

7-113-208 - Special Provisions relating to Shares Acquired After Announcement of
            Proposed Corporate Action

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7- 113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).


7-113-209 - Procedure if Dissenter is Dissatisfied with Payment or Offer

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

          The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

          The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

          The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.